EXHIBIT 12
                                                                      ----------




[GRAPHIC OMITTED]  Gilbert Laustsen Jung
                   Associates Ltd.   Petroleum Consultants
                   4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                   (403) 266-9500    Fax (403) 262-1855




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We consent to the use of our report with respect to the oil sand mining reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (Form 40-F) for the year ended December 31, 2004 and (ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission. The reserves were assigned as of February 9, 2005.

                                                Yours very truly,

                                                GILBERT LAUSTSEN JUNG
                                                ASSOCIATES LTD.

                                                ORIGINALLY SIGNED BY

                                                James H. Willmon, P. Eng.
                                                Vice-President

Dated:  March 18, 2005
Calgary, Alberta